Exhibit 10.10

SETTLEMENT AGREEMENT
AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Agreement") is entered into as of March 30, 2010 by and between Kenneth O. Morgan (“Morgan”), Helix Wind, Corp., a Nevada corporation (“Helix Wind”) and Scott Weinbrandt (“Weinbrandt”).  As used herein, the term “the Parties” shall be used to refer to Morgan, Helix Wind and Weinbrandt jointly.

RECITALS

WHEREAS, Morgan and Helix Wind entered into an Employment Agreement dated June 1, 2008 for the employment of Morgan by Helix Wind.

WHEREAS, on or about July 10, 2009 Morgan filed an action against Helix Wind. Ian Gardner and Weinbrandt in the San Diego Superior Court, Central District, Case No. 37-2009-00093802 entitled Kenneth Morgan v. Helix Wind, et al. alleging, inter alia, breach of the Employment Agreement.

WHEREAS, on or about November 6, 2009 Helix Wind filed a cross-complaint alleging, inter alia, breach of the Employment Agreement, naming Morgan as cross-defendant.  Morgan’s complaint and all amendments thereto, and Helix Wind’s related cross-complaint in Case No. 37-2009-00093802 entitled Kenneth Morgan v. Helix Wind, et al. shall be referred to hereunder and collectively as the (“Action”).

WHEREAS, each of the Parties desire to fully and finally resolve all claims that they have or may have against any of the Parties related to the Action.

WHEREFORE, in consideration of the foregoing Recitals and the agreements and promises hereinafter set forth and for good and valuable consideration, the Parties hereto agree as follows:

1.00           PAYMENT.  Helix Wind agrees that it will pay the sum of $150,000.00 (the “Settlement Payment”) simultaneous with the execution of this Agreement by all parties.  The Settlement Payment shall be made by wire transfer to “Law Office of Sean Brew Client Trust Account” to an account furnished by Sean Brew to Helix Wind in writing or by e-mail transmission.

2.00           RELEASE. In consideration of the Settlement Payment and the other promises and considerations set forth in this Agreement, Morgan, Helix Wind and Weinbrandt do hereby mutually release, acquit and forever discharge each other from any and all claims, demands, damages, causes of action or suits in equity, of any kind whatsoever, at common law, statutory or otherwise, which they have or may have, known or unknown, now existing or that might arise hereafter that were or could have been asserted in the Action, except for the promises and conditions set forth in this Agreement.

Nothing in this Agreement shall be construed as a release in favor of Defendant Ian Gardner, and Morgan expressly retains all rights against Gardner.

3.00           WAIVER OF SECTION 1542. As to the matters released herein, the Parties expressly waive any and all rights against one and other under Section 1542 of the California Civil Code which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO THE CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY EFFECTED HIS SETTLEMENT WITH THE DEBTOR."

4.00           FILING OF DISMISSALS. The Parties agree that:

A.           Within three (3) business days of receipt of the Settlement Payment, Morgan shall cause its attorneys to execute and file a request for dismissal with prejudice of its complaint in the Action against Helix Wind, Gardner and Weinbrandt, and shall provide Helix Wind and Weinbrandt a file-stamped copy of the dismissal from the San Diego Superior Court.

B.           Within three (3) business days after the Company receives the file-stamped copy that the Complaint is dismissed, Helix Wind shall cause its attorneys to execute and file a request for dismissal with prejudice of its cross-complaint against Morgan in the Action, and shall provide Morgan, Gardner and Weinbrandt a file-stamped copy of the dismissal from the San Diego Superior Court.

5.00           NO ADMISSION. In entering into this Agreement, no party herein is admitting the sufficiency of any claims, allegations, assertions, contentions, or positions of any other party, nor the sufficiency of the defenses to any such claims, allegations, assertions, contentions, or positions.  The Parties hereto desire to resolve the action in an amicable fashion, and pursuant to Code of Civil Procedure Section 877, the Parties have entered into this Agreement in good faith.

6.00           GENERAL TERMS AND CONDITIONS. The Parties to this Agreement, and each of them, acknowledge and agree that:

i. this Agreement and its reduction to final form is the result of extensive good faith negotiations between the Parties through their respective counsel;

ii. said counsel have carefully reviewed and examined this Agreement for execution by said Parties, or any of them; and

iii. any statute or rule of construction that ambiguities are to be resolved against the drafting party should not be employed in the interpretation of this Agreement.

iv. Paragraph headings are for reference only and shall not affect the interpretation of any paragraph hereto.

7.00           ENTIRE INTEGRATED AGREEMENT.  This Agreement constitutes the entire and sole agreement of the parties hereto and constitutes a written integration of all negotiations between the parties relating to the subject matter hereof, incorporating each and every representation, promise or warranty, whether oral or written, between the parties with respect hereto, and supersedes any and all previous settlement agreements entered into by the parties relating to the Action.  No party has made any representation, promise or warranty to the other with respect to the matters addressed herein except as expressly set forth in this Agreement.  The parties hereto agree to execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties to this Agreement.

8.00           REPRESENTATIONS REGARDING OWNERSHIP OF CLAIMS.  Each party represents, covenants and warrants that it is the sole and lawful owners of any and all claims, matters, and causes of action which are the subject of this Agreement, and that they have not previously assigned, hypothecated or otherwise transferred any of the claims released herein.

9.00           AUTHORITY TO EXECUTE.  Each of the individuals who execute this Agreement individually warrants and represents that such individual has the ability, right and authority to execute this Agreement on behalf of the person or entity for whom the individual executes this Agreement.

10.00         ADVICE OF COUNSEL.  The Parties represent and warrant that they have had advice of counsel of their own choosing in the negotiations for and the preparation of this Agreement, and that they have read this Agreement, or had the same read to them by counsel, and that they have had this Agreement fully explained to them by their counsel, and they are fully aware of the Agreement's legal effect.  This Agreement is to be construed fairly and not in favor of or against any party, regardless of which party or parties drafted or participated in the drafting of its terms.

11.00         GOVERNING LAW.  This Agreement is made and entered into in the County of San Diego, State of California and shall be governed by and construed in accordance with the laws of the State of California.

12.00         AMENDMENTS IN WRITING.  It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any way whatsoever, except in writing, executed by all of the parties to this Agreement, or their authorized representatives.

13.00         COUNTERPART SIGNATURES AND MULTIPLE ORIGINALS. The parties agree that this Agreement may be executed in one or more counterparts and may be delivered by facsimile transmission, all of which, taken together, shall constitute one and the same instrument.

14.00         INJUNCTIVE RELIEF.  The Parties agree that a breach of this Agreement will cause irreparable injury to the other Parties for which he would have no adequate remedy at law.  Accordingly, the Parties agree that each of the Parties shall be entitled to immediate injunctive relief prohibiting any breach of those sections of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties on the date shown above.

DATED:_______________, 2010	By:	/s/ Kenneth O. Morgan
Name: Kenneth O. Morgan

Helix Wind, Corp.

DATED:_______________, 2010	By:	/s/ Scott Weinbrandt
Name: Scott Weinbrandt
Title: Chief Executive Officer

DATED:_______________, 2010	By:	/s/ Scott Weinbrandt
Name: Scott Weinbrandt

[Signature Page to Settlement Agreement and Release dated March 30, 2010]